CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No.
333-108093 of Oppenheimer Principal Protected Main Street Fund II, a series of Oppenheimer
Principal Protected Trust II, on Form N-1A of our report dated October 14, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting
Firm" in the Statement of Additional Information and "Financial Highlights" in the
Prospectus, which is also part of such Registration Statement.

We also consent to the incorporation by reference in this Post-Effective Amendment No. 4 to
Registration Statement No. 333-108093 of Oppenheimer Principal Protected Trust II on Form
N-1A of our report on the Oppenheimer Main Street Fund dated October 14, 2004 appearing in the Oppenheimer Main Street Fund's Annual Report to Shareholders for the year ended August
31, 2004, in the Statement of Additional Information which is part of such Registration
Statement.

Deloitte & Touche LLP

Denver, Colorado
October 21, 2004